Exhibit 23.1.3

INDEPENDENT AUDITOR'S CONSENT

We consent to the use of our report dated September 11, 2003 in this Registration Statement on Form SB-2 of Doranetti Music, Inc.

We also consent to the reference to us under the heading "Experts" in such Document.

June 23, 2004

Malone & Bailey, PLLC
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Malone & Bailey, PLLC
Houston, Texas